                                                                  Exhibit 10.25

                                  OFFICE LEASE

                                     (Gross)

                                699 Eighth Street
                            San Francisco, California

                             BASIC LEASE INFORMATION

         The following is a summary of Basic Lease Information. To the extent there is any conflict between the provisions of this summary and any more specific provision of the Lease, such more specific provision shall control.

Date:    June 26, 1997

A.       LANDLORD:                                    ZORO, LLC, a California limited liability

B.       TENANT:                                      SILICON VALLEY INTERNET PARTNERS, a
                                                      California Corporation

C.       PREMISES (SECTION 1.1):                      23,466 rentable square feet which comprises
                                                      the southwest portion of the third (3rd)
                                                      floor

D.       BUILDING (SECTION 1.1):                      699 Eighth Street, San Francisco,
                                                      California

E.       TERM (SECTION 2.1):                          Five (5) Years

F.       COMMENCEMENT DATE (SECTION 2.1):             The later of September 1, 1997 (the
                                                      "Scheduled Completion Date") or upon
                                                      substantial completion by Landlord of
                                                      Landlord's Work as defined in Exhibit B.

G.       EXPIRATION DATE (SECTION 2.1):               August 30, 2002

H.       INTERIM RENT (SECTION 2.2):                  $1,249.00



I.       BASE RENT (SECTION 3.1 (a)):                 MONTHS        RENT
                                                       1 - 12     $37,467.38
                                                      12 - 24     $38,445.13
                                                      24 - 37     $39,422.88
                                                      37 - 48     $40,400.63
                                                      49 - 60     $41,378.38

J.       BASE EXPENSE YEAR (SECTION 3.1(b)):          Subject to section 3.1(e), 1997

K.       BASE TAX YEAR (SECTION 3.1(c)):              1998

L.       SECURITY DEPOSIT (SECTION 3.3):              $124,135, Cash Security Deposit, and
                                                      $250,000 Letter of Credit, due upon
                                                      lease execution.

M.       TENANT'S PERCENTAGE SHARE (SECTION 4.1):     0367% (23,466 sq. ft./638,923 sq. ft.)

N.       LIABILITY INSURANCE (SECTION 10.2):          $2,000,000

O.       LANDLORD'S ADDRESS (SECTION 21.1):           For Payment of Rent:

                                                      A&A Properties
                                                      8615 Eldercreek Road, Suite 200
                                                      Sacramento, CA 95825

                                                      For All Other Notices:

                                                      c/o Bartko, Zankel, Tarrant & Miller
                                                      900 Front Street, Suite 300
                                                      San Francisco, California 94111
                                                      Attention: Martin I. Zankel, Esq.

P.       TENANT'S ADDRESS (SECTION 21.1):             At the Premises.

Q.       REAL ESTATE BROKER(S) (SECTION 26.5):        Polatnick Properties (Landlord's Broker),
                                                      Starboard Commercial Brokerage and Cornish
                                                      & Carey Commercial Real Estate (Tenant's
                                                      Broker)


                                TABLE OF CONTENTS

1.  PREMISES                                                1

2.  TERM                                                    2

3.  RENT                                                    5

4.  OPERATING EXPENSES AND PROPERTY TAXES                  10

5.  OTHER TAXES PAYABLE BY TENANT                          13

6.  USE                                                    13

7.  SERVICES                                               14

8.  MAINTENANCE AND REPAIRS                                15

9.  ALTERATIONS                                            16

10. INSURANCE                                              19

11. COMPLIANCE WITH LEGAL REQUIREMENTS                     21

12. ASSIGNMENT OR SUBLEASE                                 21

13. RULES AND REGULATIONS                                  27

14. ENTRY BY LANDLORD                                      27

15. EVENTS OF DEFAULT AND REMEDIES                         28

16. DAMAGE OR DESTRUCTION                                  31

17. EMINENT DOMAIN                                         32

18. SUBORDINATION, MERGER AND SALE                         34

19. ESTOPPEL CERTIFICATE                                   35

20. HOLDING OVER                                           35

21. NOTICES                                                35

22. HAZARDOUS MATERIALS                                    36

23. [INTENTIONALLY OMITTED]                                38

24. OPTION TO RENEW                                        38

25. PARKING                                                40

26. MISCELLANEOUS                                          41


              Exhibit A-1 -       Floor Plan of Premises
              Exhibit B -         Initial Improvement of the Premises
              Exhibit C -         Rules and Regulations
              Exhibit D -         Excluded Operating Expenses


                                  OFFICE LEASE

                                     (Gross)

         THIS LEASE is made as of the date specified in the Basic Lease Information, by and between the Landlord specified in Item A of the Basic Lease Information ("Landlord") and the Tenant specified in Item B of the Basic Lease Information ("Tenant").

                                   WITNESSETH:

1.       PREMISES

         1.1 DEMISE. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants hereinafter set forth, to all of which Landlord and Tenant hereby agree, the space on the floor(s) specified in Item C of the Basic Lease Information (the "Premises"), as outlined on the floor plan(s) attached hereto as Exhibit A, in the building specified in Item D of the Basic Lease Information (the "Building"), which includes the land on which the Building is located. Tenant shall have the right to use, in common with others, the entrances, lobbies, stairs and elevators of the Building as such may exist from time to time in Landlord's discretion during the term for access to the Premises. All of the windows and outside decks, balconies and walls of the Building and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities,-and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

         1.2  [Intentionally Omitted]

         1.3 RENTABLE SQUARE FOOTAGE. Landlord and Tenant acknowledge and agree that as of the date hereof the rentable square footage of the Premises and the Building, calculated in accordance with standards of measurement adopted by the Building Owners and Managers Association, American National Standard, ANSI/BOMA Z65.1-1996, as modified by Landlord for uniform use in the Building, is as provided in Item C of the Basic Lease Information, and such figure shall be final and binding on Landlord and Tenant for all purposes under this Lease.

         1.4 LIGHT AND AIR. No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.

         1.5 ACCEPTANCE OF PREMISES. By accepting possession of the Premises, Tenant shall be deemed to have acknowledged that the Premises are suitable for its purposes and, subject to section 2.2, in good condition and repair. Tenant acknowledges and agrees that, prior to the Commencement Date, it will inspect the Premises and that Tenant is not relying on any representations or warranties made by Landlord regarding the Premises or the Building except as may be expressly set forth herein. Notwithstanding anything to the contrary in the foregoing, if there is any defect (latent or patent) or malfunction in the operation of any equipment, fixtures or improvements constructed or installed in the Premises by Landlord in accordance with Exhibit B hereto, and Tenant gives Landlord notice of such defect during the first 180 days of Tenant's occupancy of the Premises, Landlord shall correct such defect or malfunction at Landlord's sole cost and expense.

         1.6 ATRIUM AND EXHIBITION HALL. Tenant acknowledge that the Building has been designed around a ground floor atrium and a lower level exhibition hall. Landlord intends to market the use of, and to conduct and to permit the conduct of, professionally managed and presented events in such areas of the Building. Tenant acknowledges that such uses generate noise, traffic and increased uses of common area facilities and services in the Building and that such activities shall under no circumstances result in or be deemed a constructive eviction or impairment or interference with Tenant's use or occupancy of the Premises, or entitle Tenant to any abatement in, or defense from the payment of, any rent or other charges due under this Lease. Landlord will use reasonable efforts to notify Tenant in advance of any upcoming scheduled uses of the ground floor atrium or exhibition hall, and will act diligently and take such commercially reasonable actions as may be reasonably required in the judgment of Landlord (recognizing the potential impact on tenants of the adverse effect that a unruly and loud public event might have on a tenant's business) to cause all events held during normal business hours to be conducted in such a manner that there is no unreasonable interference with the conduct of Tenant's business in the Premises.

2.       TERM

         2.1 INITIAL TERM. The term of this Lease shall be the term specified in Item E of the Basic Lease Information, which shall commence on the Commencement Date specified in Item F of the Basic Lease Information (the "Commencement Date") and, unless sooner terminated as herein after provided, shall end on the Expiration Date specified in Item G of the Basic Lease Information (the "Expiration Date"). Notwithstanding the foregoing, the term of this Lease shall not commence and the Commencement Date shall not be deemed to have occurred until Landlord has substantially completed Landlord's Work (as defined in Exhibit B attached hereto) and delivered possession of the Premises to Tenant in accordance with section 2.2 hereof. If Landlord, for any reason whatsoever, does not substantially complete

Landlord's Work and deliver possession of the Premises to Tenant on the Commencement Date in accordance with section 2.2 hereof, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but, in such event, the Commencement Date shall be postponed until the date on which Landlord substantially completes Landlord's Work and delivers possession of the Premises to Tenant in accordance with section 2.2 hereof and the Expiration Date shall be extended for an equal period (subject to adjustment in accordance with section 2.4 hereof). Notwithstanding anything to the contrary in the foregoing, if, for whatever reason other than Tenant Delay (as that term is hereinafter defined), the Commencement Date shall not have occurred by December 1, 1997 (as such date is extended by Tenant Delays) Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease on ten (10) days' prior written notice to Landlord, unless prior to the expiration of said ten (10) day period, Landlord satisfies all conditions of Landlord, as provided in the Lease, to the occurrence of the Commencement Date.

         2.2 CONSTRUCTION OF TENANT IMPROVEMENTS. Landlord shall construct or install in the Premises the improvements to be constructed or installed by Landlord pursuant to Exhibit B. The date of substantial completion of Landlord's Work shall be the date on which (i) construction is sufficiently complete, substantially in accordance with the plans and specifications approved by Landlord, to permit Tenant to occupy the Premises for the use permitted under this Lease, and (ii) all necessary inspections required for issuance of a certificate of occupancy with respect to the occupancy of the Premises have been completed and signed off as approved by the appropriate governmental authority and Landlord has requested issuance of same (but without actual issuance of same, unless so required by the building inspector). Landlord shall use reasonable efforts to give notice to Tenant of the anticipated date of substantial completion at least thirty (30) days prior to such date but the failure to give such notice shall not constitute a default by Landlord. Landlord shall deliver possession of the Premises to Tenant on the date of substantial completion of Landlord's Work, and Tenant shall accept such delivery of the Premises, which acceptance shall constitute the agreement of Tenant that the Premises are in the condition required by this Lease, subject to normal punch list items specified by Tenant in a written notice to Landlord within thirty
(30) days after such acceptance. Landlord shall correct or complete the items on such punch list promptly after such written notice from Tenant. If Landlord is delayed in substantially completing Landlord's Work by any cause or delay for which Tenant is responsible as described in Exhibit B, then Tenant shall pay to Landlord, as additional rent, the monthly Interim Rent specified in Item H of the Basic Lease Information (the "Interim Rent"), calculated on a per diem basis, multiplied by the number of days of such delay, which shall be due and payable on the Commencement Date specified in Item F of the Basic Lease

Information for such delay before such date and monthly in arrears on the first day of each month thereafter for such delay after such date.

         2.3 EARLY OCCUPANCY. If any part of the Premises is substantially complete, as provided in section 2.2 hereof, and ready for occupancy by Tenant prior to the Schedule Commencement Date, Tenant may, with the prior written approval of Landlord, take early occupancy of such part of the Premises prior to the Scheduled Commencement Date, but the term of this Lease shall not commence until the Scheduled Commencement Date. If Tenant takes early occupancy of part of the Premises under this section 2.3, such early occupancy shall be on and subject to all of the covenants in this Lease, all of which shall be binding on and apply to Tenant during such early occupancy, except Tenant shall pay to Landlord, as additional rent, the Interim Rent, calculated on a per-diem basis, pro rata, in the proportion that the area in the Premises occupied by Tenant bears to the total area in the Premises for the period from such early occupancy to the Scheduled Commencement Date. Tenant shall give Landlord written notice of Tenant's request to take early occupancy of any part of the Premises at least ten (10) days prior to the requested date of such early occupancy, which notice shall specify the requested date of early occupancy and the part of the Premises to be occupied. Tenant shall pay the Interim Rent in respect of early occupancy under this section 2.3 to Landlord on the Scheduled Commencement Date. If the entire Premises is substantially complete and ready for occupancy by Tenant prior to the Scheduled Commencement Date, Tenant shall have the right to take early occupancy of the entire Premises prior to the Scheduled Commencement Date and the term of this Lease shall commence on such date of early occupancy by Tenant, in which event the Scheduled Commencement Date shall be advanced to such date of early occupancy (without any change in the Expiration Date). Tenant shall give Landlord written notice of Tenant's determination to take early occupancy of the entire Premises at least ten (10) days prior to such early occupancy, which notice shall specify the date of such early occupancy.

         2.4 ADJUSTMENT TO EXPIRATION DATE. In the event the Expiration Date is extended pursuant to section 2.1 above, and the term of this Lease, as so extended, would otherwise end on a day other than the last day of a calendar month, then, notwithstanding anything to the contrary contained herein, the Expiration Date shall be extended to the last day of the calendar month in which the day that the term of this Lease would otherwise end, but for this proviso, occurs, and the term of this Lease shall be extended accordingly. Landlord and Tenant each shall, promptly after the Commencement Date and the Expiration Date have been determined, execute and deliver to the other an amendment to this Lease which sets forth the Commencement Date and the Expiration Date for this Lease, but the term of this

Lease shall commence on the Commencement Date and end on the Expiration Date whether or not such amendment is executed.

3.       RENT

         3.1 OBLIGATION TO PAY RENT. Tenant shall pay to Landlord the following amounts as rent for the Premises:

              (a) During the term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the respective amounts of monthly rent specified in Item I of the Basic Lease Information (the "Base Rent"). If the Commencement Date should occur on a day other than the first day of a calendar month, or if the Expiration Date should occur on a day other than the last day of a calendar month, then the Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month.

              (b) During each calendar year or part thereof during the term of this Lease subsequent to the base expense calendar year specified in Item J of the Basic Lease Information (the "Base Expense Year"), Tenant shall pay to Landlord, as additional monthly rent, Tenant's Percentage Share (as hereinafter defined) of the total dollar increase, if any, in all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof over the Operating Expenses paid or incurred by Landlord in the Base Expense Year. Operating Expenses for the Base Expense Year shall be determined in accordance with section 3.1(e) below.

              (c) During each tax year (July 1 through June 30) or part thereof during the term of this Lease subsequent to the base tax year ending June 30 of the year specified in Item K of the Basic Lease Information (the "Base Tax Year"), Tenant shall pay to Landlord, as additional monthly rent, Tenant's Percentage Share of the total dollar increase, if any, in all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such tax year or part thereof over the Property Taxes paid or incurred by Landlord in the Base Tax Year.

              (d) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money or charges are designated "additional rent." As used in this Lease, "Rent" shall mean and include all Interim Rent, Base Rent, additional monthly rent as described in section 3.1(b) and 3.1(c) hereof, and any other additional rent payable by Tenant in accordance with this Lease.

              (e) Operating Expenses for the Base Expense Year shall be initially determined based on Operating Expenses for the calendar year 1998, and then multiplying such amount by .99, with the intended result that Tenant shall be responsible for Tenant's

Percentage Share of a one percent (1%) increase in Operating Expenses for Operating Expenses deemed paid or incurred by Landlord in 1998 over Operating Expenses deemed paid or incurred by Landlord in the Base Expense Year. Any adjustments to Base Year Operating Expenses required to be made by Exhibit D shall be made by making any adjustment based on ninety-nine percent (99%) of such adjustment.

         3.2 ADDITIONAL MONTHLY RENT. The additional monthly rent payable pursuant to sections 3.1(b) and 3.1(c) hereof shall be calculated and paid in accordance with the following procedures:

              (a) On or before the first day of each calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord's estimate of the amounts payable under sections 3.1(b) and 3.1(c) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord one-twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given, and subsequent payments by Tenant shall be based on Landlord's current estimate. If at any time it appears to Landlord that the amounts payable under sections 3.1(b) and 3.1(c) hereof for the current calendar year will vary from Landlord's estimate, Landlord may, by giving written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate. Notwithstanding anything to the contrary contained herein, Tenant's payments under this paragraph during 1998 shall be based on estimated Base Expense Year Operating Expenses of $_______ per rentable square foot, with a resulting one percent (1%) increase during 1998, until such amounts are finalized in accordance with section 3.1(e) above, whereupon any adjustment required by section 3.2(b) shall be made based on actual Operating Expenses for calendar year 1998.

              (b) Within 90 days after the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable under sections 3.1(b) and 3.1(c) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments payable under sections 3.1(b) and 3.1(c) hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement. Failure by Landlord to give any notice or statement to Tenant under this section 3.2 shall not waive Landlord's right to receive, or Tenant's obligation to pay, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof.

              (c) If the term of this Lease ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof applicable to the calendar year in which such term ends shall be prorated according to the ratio which the number of days in such calendar year to and including the end of the term bears to three hundred sixty (360). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.2(b) hereof to be performed after such termination.

         3.3  INSPECTION RIGHTS.

         Tenant shall have one hundred eight (180) days after delivery of Landlord's statement provided under section 3.2(b) to object in writing to the accuracy of the statement. If Tenant does not object within such one hundred eighty (180) day period, Landlord's statement shall be conclusive and binding on Tenant. If Tenant timely objects to Landlord's statement, Tenant shall have the right, upon reasonable prior written notice to Landlord, to inspect (at Landlord's office where said books and records are maintained) the books and records of Landlord directly relevant to its operation, maintenance and repair of the Building for the specific calendar year in question and for the Base Expense Year (if such records are still available in accordance with Landlord's document retention policy), and cause an audit of said books and records to be performed by or under the direct supervision of a certified public accountant ("Certified Accountant") to determine if the foregoing final statement is accurate and correct. The Certified Accountant shall be a certified public accounting firm designated by Tenant and reasonably acceptable to Landlord. Without limiting the generality of the foregoing, the Certified Accountant shall be paid a fixed fee for its services and shall represent only Tenant in its audit. The Certified Accountant shall certify the results of the audit in a manner satisfactory to Landlord. Such audit shall in all cases be paid for by Tenant unless the audit discloses an overpayment of Operating Expenses by Tenant in excess of five percent (5%), in which case Landlord shall pay for the audit. If the audit discloses an overpayment or underpayment of Operating Expenses by Tenant, the amounts due, if any, by Tenant pursuant to this section 3.2 shall be adjusted accordingly. In making any inspection or audit, Tenant agrees, and shall cause the Certified Accountant to agree, to keep confidential (i) any and all information contained in such books and records and (ii) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination; and Tenant will confirm and cause the Certified Accountant to confirm such agreement in a separate written agreement if requested by Landlord; provided, however, the foregoing agreement shall not be binding on Landlord, Tenant or the Certified Accountant in the event of, and solely for purposes directly related to, the prosecution and/or defense of any litigation between Landlord and Tenant involving the interpretation and enforcement of this Lease. Objections by Tenant shall not excuse or abate

Tenant's obligation to make the payments required under section 3.2 pending the resolution of Tenant's objection. Any credit due Tenant for overpayment of Tenant's Share of any increases in the Operating Expenses shall be credited against the installments of rent next coming due. Landlord's retention policy for books and records relating to Operating Expenses shall provide for the retention of relevant books and records for such periods that are not less than the period maintained by Landlord for the retention of books and records for income tax audit purposes.

         3.4  FIRST MONTH RENT AND SECURITY DEPOSIT.

              (a) Upon Lease execution, Tenant (i) shall pay to Landlord an amount equal to the Base Rent for the first month of the term of this Lease, which amount Landlord shall apply to the Base Rent for such first month, (ii) cash or check in the amount of the Cash Security Deposit specified in Item L of the Basic Lease Information, and shall cause to be delivered to Landlord the Letter of Credit (as hereinafter defined) (the "Cash Security Deposit" and any "Letter of Credit Proceeds" (as hereinafter defined) are hereinafter collectively referred to as the "Security Deposit"). The Security Deposit shall remain the sole and separate property of Landlord until actually repaid to Tenant (or to the last assignee, if any, of Tenant's interest hereunder, unless otherwise instructed in writing by Tenant), said sum not being earned by Tenant until all conditions precedent for its payment to Tenant have been fulfilled. As this sum both in equity and at law is Landlord's separate property, Landlord shall not be required to (1) keep said deposit separate from its general accounts, or (2) pay interest, or other increment, for its use. If Tenant fails to pay rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant's obligation to restore or clean the Premises following vacation thereof, Tenant, at Landlord's election, shall be deemed not to have earned the right to repayment of those portions of the Security Deposit used or applied by Landlord for the payment of any rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Premises following vacation by Tenant. The Security Deposit is not to be characterized as rent until and unless so applied in respect of a default by Tenant.

              (b) If Landlord elects to use or apply all or any portion of the Security Deposit as provided in section 3.3(a), Tenant shall within ten (10) days after written demand therefor pay to Landlord, in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant's failure to so do shall be a material breach of this Lease. The ten (10) day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

              (c) Upon the execution of this Lease, Tenant shall cause to be issued and delivered to Landlord a letter of credit in the face amount of $250,000 (the "Letter of Credit Amount") by a bank, and in form and substance, satisfactory to Landlord (the "Letter of Credit"). The Letter of Credit shall provide for same day honor thereof, notwithstanding any contrary statutory provisions governing the honoring of documentary letters of credit. Tenant shall replace and cause to be issued in favor of Landlord at least thirty (30) days prior to the stated expiry of said Letter of Credit (which expiry date shall in no event be less then twelve (12) months from the date of issuance of the Letter of Credit, and for any period in which the Expiration Date is included, the expiry of the Letter of Credit shall not be prior to thirty (30) days after the Expiration Date), a substitute Letter of Credit in the amount of the Letter of Credit Amount. Landlord shall be entitled to draw upon the Letter of Credit (i) upon the occurrence of an Event of Default under this Lease, by presentment to the issuing bank of a certificate (to be honored by the issuing bank on the date of presentment) signed by Landlord certifying that an Event of Default hereunder has occurred and remains uncured as of the date thereof; or (ii) if the Letter of Credit is not renewed or replaced by a substitute Letter of Credit before twenty (20) days prior to the stated expiry date thereof, upon presentment of the Letter of Credit in accordance with its terms. If Landlord draws upon the Letter of Credit, Landlord shall apply the proceeds thereof (the "Letter of Credit Proceeds"), or so much thereof as is necessary, towards the remedy of the default by Tenant, and shall hold the remaining Letter of Credit Proceeds, if any, as a portion of the Cash Security Deposit in accordance with section 3.3(a).

              (d) Notwithstanding anything to the contrary in section 3.3(a) above, provided no Event of Default shall have been declared under this Lease at any time prior thereto, on the 37th and 38th months of the Term, Landlord will credit from the Cash Security Deposit an amount equal to the Base Rent payable for such month in satisfaction of Tenant's Base Rent obligation due for said month.

              (e) Notwithstanding anything to the contrary in section 3.3(c) above, provided no Event of Default shall have been declared under this Lease at any time prior thereto, on the first day of the month following the second annual anniversary of the Commencement Date and on each twelve (12) month anniversary thereafter, the Letter of Credit Amount shall be reduced by $50,000.00, and upon request by Tenant, Landlord shall surrender the Letter of Credit in substitution for a Letter of Credit in the reduced Letter of Credit Amount.

         3.5 TENANT'S DEFAULT. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include administration and collection costs in addition to processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered by Tenant's failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or enforcising any remedy available to Landlord upon Tenant's failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the lesser of (i) the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at such due date or (ii) the rate of twelve percent (12%) per annum.

         3.6 PAYMENT OF RENT. Tenant shall pay all Base Rent and additional monthly rent under section 3.1 hereof to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease. Tenant shall pay all rent to Landlord without notice, demand, deduction or offset, in lawful money of the United States of America, at the address of Landlord specified in Item D of the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate in writing.

4.       OPERATING EXPENSES AND PROPERTY TAXES

         4.1 TENANT'S PERCENTAGE SHARE. As used in this Lease, "Tenant's Percentage Share" shall mean the percentage specified in Item M of the Basic Lease Information.

         4.2 OPERATING EXPENSES. As used in this Lease, "Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Building or providing services in accordance with this Lease, including the following: salaries, wages, other compensation, taxes and benefits (including payroll, social security, workers' compensation, unemployment, disability and similar taxes and payments) for all personnel engaged in the management, operation, maintenance or repair of the Building; uniforms provided to such personnel; premiums and other charges for all property, earthquake, rental value, liability and other insurance carried by Landlord, together with the amount of any deductible under such policy; water and sewer charges or fees; license, permit and inspection fees; electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities; sales, use and excise taxes on goods and services purchased by Landlord; telephone, delivery, postage, stationery supplies and other expenses; management fees and expenses; equipment lease payments; repairs to and maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn out or broken equipment, facilities, parts and installations, but excluding the replacement of major Building systems; janitorial, window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; supplies, tools, materials and equipment; accounting, legal and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotation, interpretation or enforcement of specific leases); painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Building; the cost, reasonably amortized as determined by Landlord, according to generally accepted accounting principles, of all furniture, fixtures, draperies, carpeting and personal property (excluding paintings, sculptures or other works of fine art) furnished by Landlord in common areas or public corridors of the Building or in the Building office; all costs and expenses resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building; Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Building; all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building, or the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, or the amount or validity of any Property Taxes; reasonable depreciation as determined by Landlord according to generally accepted accounting principles on all machinery, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Building and on window coverings provided by Landlord; the cost, reasonably amortized as determined by Landlord, according to generally accepted accounting principles, of all capital improvements made to the Building or capital assets acquired by Landlord that are designed or intended to be a labor-saving or energy-saving device, or to improve economy or efficiency in the management, operation, maintenance or repair of the Building, or to reduce any item of Operating Expenses, or that are reasonably necessary to comply with any conservation program or required by any law, ordinance, rule, regulation or order; and such other usual costs and expenses which are paid by other landlords for the on-site operation, servicing, maintenance and repair of first-class office buildings in the San Francisco Bay Area. Operating Expenses shall not include Property Taxes and any items of Excluded Operating Expenses identified in Exhibit D to this Lease (and deemed incorporated herein). Actual Operating Expenses for the Base Expense Year and each subsequent calendar year shall be adjusted, if necessary, to equal Landlord's reasonable estimate of Operating Expenses for a full calendar year with the total area of the Building occupied during such full calendar year. The determination of Operating Expenses shall be in accordance with generally accepted accounting principles applied on a consistent basis.

         4.3 REAL PROPERTY TAXES. As used in this Lease, "Property Taxes" shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. If the Building is not assessed on a fully completed basis for all or any part of the Base Tax Year, until it is so assessed, Property Taxes for the Base Tax Year shall be established by multiplying Landlord's reasonable estimate of such assessed valuation by the applicable, tax rates for the Base Tax Year. Property Taxes shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes. Property Taxes shall not include any tax, assessment, excise, levy, fee or charge paid by Tenant pursuant to section 5.1 hereof. Any tax rebate, refund or reduction with respect to any period during the term of this Lease shall be allocated to Tenant in proportion to Tenant's Percentage Share, and credited to Tenant's obligations to pay rent hereunder until such credit is exhausted, or if not exhausted the balance refunded to Tenant upon termination of this Lease.

         4.4 COST POOLS. Landlord shall exercise good faith efforts to equitably allocate those Operating Expenses that are incurred for the direct benefit of specific types of tenants or users in the Building to and among those specific user classifications ("Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office and showroom space, the ground floor atrium, the lower level exhibition hall, and any retail space tenants of the Building. Landlord's determination of such allocations in a manner consistent with the terms and conditions of this section 4.4 shall be final and binding on Tenant. Tenant acknowledges that the allocation of Operating Expenses among Cost Pools does not affect all Operating Expenses, and is limited to specific items that are incurred or provided to tenants of Cost

Pools which Landlord determines, in good faith, it would be inequitable to share among tenants of other Cost Pools in the Building.

5.       OTHER TAXES PAYABLE BY TENANT

         5.1 TAXES ON REAL PROPERTY, PERSONAL PROPERTY, AND TENANT'S EXTRA IMPROVEMENTS. In addition to all Rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges including all payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the Premises,
(b) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (other than the value of the initial Tenant Improvements constructed by Landlord in accordance with Exhibit B, up to the value of the Improvement Allowance, and any improvements constructed by Landlord in any Additional Space delivered by Landlord to Tenant in accordance with section 23.3 hereof), regardless of whether title to such Improvements is vested in Tenant or Landlord, (c) any rent payable under this Lease, including any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, or (d) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges.

         All taxes, assessments, excises, levies, fees and charges payable by Tenant under this section 5.1 shall be deemed to be, and shall be paid as, additional rent.

6.       USE

         6.1 PERMITTED USE. The Premises shall be used for general professional, administrative and sales offices, showrooms and other uses incidental thereto, and for no other purpose. As used herein, professional offices includes the occupancy of the Premises for office use in connection with software development. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, or cause a cancellation of, or affect any insurance for the Building. No telemarketing operations shall be conducted in the Premises; provided, that the conduct of direct telephone sales by Tenant to business clients or customers during normal business hours shall not be considered telemarketing. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Building, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not bring or keep in the Premises any furniture, equipment, materials or other objects which overload the Premises or any portion thereof in excess of fifty (50) pounds per square foot live or dead load, which is the normal load-bearing capacity of the floors of the Building.

7.       SERVICES

         7.1 LANDLORD SERVICES. During reasonable and usual business hours, as determined by Landlord and subject to the Rules and Regulations (as hereinafter defined) established by Landlord, Landlord shall supply the Premises with electricity for normal lighting and the operation of desk top office machines, normal heating, ventilating and air conditioning reasonably required for the use and occupancy of the Premises, and water for drinking purposes. Landlord shall also furnish normal elevator service to the Premises at all times, and lighting replacements for Building standard lights, restroom supplies and window washing when needed, as determined by Landlord and subject to the Rules and Regulations. Landlord shall also furnish normal security service for the Building (not Tenant or the Premises) and normal janitor service to the Premises during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of such security service. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, any installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, any failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or breakdown or any condition beyond the reasonable control of Landlord or by the making of repairs or improvements to the Premises or to the Building, or any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any resource or form of energy serving the Premises or the Building, whether such results from mandatory restrictions or voluntary compliance with guidelines. Landlord shall use reasonable efforts to correct any interruption in the furnishing of such services.

         7.2 ELECTRIC CURRENT. It is the intention of the parties that Tenant shall pay directly for all the electric current used in the Premises. Landlord shall have the right to install a meter or a submeter in the Premises to determine the exact amount of electricity used by Tenant. Landlord shall pay for the cost of installation of the electric meter as part of Landlord's Contribution towards Landlord's Work performed pursuant to Exhibit B. Tenant shall pay for the cost of maintenance and repair (but not replacement) of the electric meter. Tenant shall pay, as they become due, all charges shown by the meter or submeter for the use of electric current. Landlord shall not charge a rate for the use of electric current higher than the rate charged to Landlord by the electric company for electricity consumption in the Building. If Landlord is able to do so, Landlord reserves the right to cause all electrical power directly used by Tenant to be charged directly to, and for the separate and sole account of, Tenant by the public utility company. In no event shall the electrical demand of Tenant in the Premises exceed that for which the existing risers, feeders and panels serving the floor on which the Premises are located are designed.

         7.3 ADDITIONAL SERVICES. If Tenant uses heat generating machines, equipment or computers or lighting other than Building standard lights in the Premises which affect the temperature otherwise maintained by the air conditioning system servicing the Premises, Landlord shall have the right to install supplementary air conditioning units in the Premises and Tenant shall pay to Landlord the cost thereof including the costs of installation, operation, maintenance and repair thereof, as reasonably determined by Landlord, upon billing by Landlord. Landlord represents that the air ventilation system servicing the Premises is sufficient to supply .85 cubic feet of air per minute per usable square foot of the Premises. All costs payable by Tenant under this section 7.2 shall be deemed to be, and shall be paid as, additional rent.

8.       MAINTENANCE AND REPAIRS

         8.1 LANDLORD'S OBLIGATION TO REPAIR. Landlord shall maintain and repair the public and common areas of the Building, such as plazas, lobbies, stairs, corridors and restrooms, the roof and exterior elements of the Building, and the elevator, mechanical (including heating, ventilating and air conditioning) and electrical systems of the Building and keep such areas, elements and systems in reasonably good order and condition. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, officer, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant's expense and Tenant shall pay to Landlord, upon billing by Landlord, as additional rent, the cost of such repairs incurred by Landlord.

         8.2 TENANT'S OBLIGATION TO REPAIR. Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, maintain and repair the Premises and every part thereof and all equipment, fixtures and improvements therein, other than those Building systems identified in Paragraph 8.1, hereof and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damages thereto by fire or other casualty excepted. Tenant hereby waives all rights under California Civil Code section 1941 and all rights to make repairs at the expense of Landlord or as provided by California Civil Code section 1942 or any other law, statute or ordinance now or hereafter in effect. Subject to section 9.2 hereof, Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alternations, additions, fixtures and improvements therein or thereto in the same condition as when received, ordinary wear and tear and damage thereto by fire or other casualty excepted.

9.       ALTERATIONS

         9.1 LANDLORD'S CONSENT. Tenant shall not make any alternations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without giving Landlord prior written notice of the proposed alternations and obtaining Landlord's prior written consent. Notwithstanding the preceding sentence, Tenant may make such alternations, additions or improvements without Landlord's consent only if the total cost of a the full project or job incorporating such alternations, additions or improvements is ten thousand dollars ($10,000) or less and such alternations, additions or improvements will not affect in any way the structural, exterior or roof elements of the Building, but Tenant shall give mechanical, electrical, plumbing or life safety systems of the Building, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. The foregoing waiver shall not operate to release Tenant from its obligation to give Landlord written notice of such work as required by section 9.1(e). All alternations, additions and improvements (except the initial improvements to be constructed or installed in the Premises in accordance with Exhibit B) in or to the Premises to which Landlord consents shall be made by Tenant at Tenant's sole cost and expense as follows:

              (a) Tenant shall submit to Landlord, for Landlord's written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the Building shell or core or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and shall be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant shall notify Landlord in writing of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such architect(s) and engineer(s).

              (b) Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such plans and specifications and, if Landlord disapproves such plans and specifications, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for Landlord's prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.

              (c) All changes in the plans and specifications approved by Landlord shall be subject to Landlord's prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant's architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord's written approval. Landlord shall notify Tenant in writing promptly whether Landlord approves or disapproves such change and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. Tenant may submit to Landlord revised plans and specifications for such change for Landlord's written approval. After Landlord's written approval of such change, such change shall become part of the plans and specifications approved by Landlord.

              (d) Tenant shall, through Tenant's licensed contractor(s), perform all work in accordance with the plans and specifications approved by Landlord. Tenant shall pay for all work (including the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions and improvements. Tenant shall engage responsible licensed contractor(s) approved in writing by Landlord to perform all work. Tenant shall notify Landlord in writing of the licensed contractor(s) whom Tenant proposes to engage for the work. Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such contractor(s). All contractors and other persons shall at all times be subject to Landlord's control while in the Building. Tenant shall pay to Landlord any additional direct costs (beyond the normal services provided to tenants in the Building) and shall reimburse Landlord for all expenses incurred by Landlord in connection with the review, approval, and supervision of any alterations, additions or improvements made by Tenant. Landlord's fees shall not exceed ten percent (10%) of the projected hard construction costs for the proposed alteration, addition or improvement. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.

              (e) At least five (5) days prior to such date, Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced. Tenant shall cause all work to be performed by the licensed contractor(s) approved in writing by Landlord in accordance with the plans and specifications approved in writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules and regulations. Tenant shall keep the Premises and the Building free from mechanics', materialmen's and all other liens arising out of any work performed, labor supplied, materials furnished or other obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Premises and the Building from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.

              (f) All alterations, additions, fixtures and improvements, including, without limitation, the Tenant Improvements made pursuant to Exhibit B, whether temporary or permanent in character, made in or to the Premises by Landlord or Tenant, shall become part of the Building and, upon the termination or earlier expiration of the term of this Lease, Landlord's property. Upon termination of this Lease, Landlord shall have the right, at Landlord's option, by giving written notice to Tenant at any time before or within sixty (60) days after such termination, to retain all such alterations, additions, fixtures and improvements in the Premises, without compensation to Tenant, or, provided Landlord has notified Tenant in writing of such requirement at the time Landlord gives its approval to such improvement, fixture, addition or alteration, to remove all such alterations (including, without limitation, any improvement comprising Landlord's Work), additions, fixtures and improvements from the Premises, repair any damage caused by any such removal, and restore the Premises (including restoration of all openings or holes, stairs and vertical penetrations in the Premises) to the condition in which the Premises existed before such alterations, additions, fixtures and improvements were made, and in the latter case Tenant shall pay to Landlord, upon billing by Landlord, the cost of such removal, repair and restoration (including a reasonable charge for Landlords overhead and profit). All movable furniture, equipment, trade fixtures, computers, office machines and other personal property shall remain the property of Tenant ("Tenant's Property"). Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect to Tenant's Property, and may at any time remove Tenant's Property from the Premises, provided Tenant repairs any and all damage caused by such removal. Without limiting the generality of the foregoing, Landlord hereby consents to the installation in the Premises of the computer equipment rack identified on the space plan referenced in Exhibit B hereto, and the same shall be deemed Tenant's Property under this Lease. Upon termination of this Lease, Tenant shall, at Tenant's expense, remove all such movable furniture, equipment, trade fixtures, computers, office machines and other personal property from the Building and repair all damage caused by any such removal. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 9.2 to be performed after such termination.

         9.2 LIEN WAIVER. Landlord shall have no lien or other security whatsoever in any item of Tenant's Property, or any portion thereof or interest therein located in the Premises or elsewhere, and Landlord hereby waives all such liens and security interests. Upon Tenant's request, Landlord shall execute documents in form reasonably acceptable to Landlord to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises.

         9.3 ADDITIONAL RESTROOMS. Supplementing the provisions of section 9.1, Landlord acknowledges that it has approved, in concept, the placement of additional restrooms in the Premises, at a location is be approved by Landlord in its sole discretion; provided, however, Landlord's conceptual approval is subject to compliance by Tenant with all of the other conditions contained in
Section 9.1 for approval of alterations to the Premises.

10.      INSURANCE

         10.1 RELEASE AND INDEMNITY. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations, or any damage to any property (including property of employees and invites of Tenant) or any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord) or occurring in, on or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invites or licenses. This section 10.1 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

         10.2 TENANT INSURANCE.

              (a) Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force workers' compensation insurance as required by law, including an employers' liability endorsement; business interruption insurance in an amount equal to all Rent payable under this Lease for a period of twelve (12) months (at the then current rent charged); and commercial general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, with a minimum combined single limit in the amount specified in Item N of the Basic Lease Information per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises or the Building. Tenant shall, at Tenant's sole cost and expense, be responsible for insuring Tenant's furniture, equipment, fixtures, computers, office machines and personal property. (Tenant is not required to insure against any direct peril related to earthquake or flood.)

         10.3 POLICY REQUIREMENTS. All insurance required under this Article 10 and all renewals thereof shall be issued by responsible companies qualified to do and doing business in the State of California and reasonably acceptable to Landlord. Each policy shall have a deductible or deductibles, if any, which do not exceed one thousand dollars ($1,000) per occurrence. Each policy shall expressly provide that the policy shall not be canceled or altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance under this Article 10 shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and non-contributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to

Landlord. Upon the issuance thereof, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.

         10.4 WAIVER OF SUBROGATION. Tenant waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Landlord insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall, prior to or immediately after the date of this Lease, procure from each of the insurers under all policies of property, liability and other insurance (excluding workers' compensation) now or hereafter carried by Tenant insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all, have to any claims of Tenant against Landlord as required by this section 10.4.

11.      COMPLIANCE WITH LEGAL REQUIREMENTS

         11.1 TENANT COMPLIANCE. Tenant shall, at Tenant's sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with all requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with all directions and certificates of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or are required by the condition, use or occupancy of the Premises or the operation, use or maintenance of any personal property, fixtures, machinery, equipment or improvements in the Premises, but Tenant shall not be required to make structural changes unless structural changes are related to or required by Tenant's acts or use of the Premises or by improvements made by or for Tenant.

12.      ASSIGNMENT OR SUBLEASE

         12.1 LEASE IS PERSONAL. The purpose of this Lease is to transfer possession of the Premises to Tenant for Tenant's personal use in return for certain benefits, including Rent, to be transferred to Landlord. Tenant's right to assign or sublet as stated in this Article is subsidiary and incidental to the underlying purpose of this Lease. Tenant acknowledges and agrees that it has entered into this Lease in order to acquire the Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others.

         12.2 "TRANSFER OF THE PREMISES" DEFINED. The terms "Transfer of the Premises" or "Transfer" as used herein shall include any assignment of all or any part of this Lease (including assignment by operation of law), subletting of all or any part of the Premises or transfer of possession, or granting of the right of possession or contingent right of possession of all or any portion of the Premises including, without limitation, license, concession, mortgage, devise, hypothecation, agency, franchise or management agreement, or suffering any other person (the agents and servants of Tenant excepted) to occupy or use the Premises or any portion thereof. If Tenant is a corporation, the stock of which is not regularly traded on a national public stock exchange, or is an unincorporated association limited liability company or partnership, or Tenant consists of more than one party, the transfer, assignment or hypothecation any controlling interest in the stock or other voting easily interests in such corporation, association, limited liability company or partnership, shall be deemed a Transfer of the Premises. A "controlling interest" shall be deemed a transfer in the aggregate of more than forty-nine percent (49%) of the stock or other voting equity interests in Tenant. Notwithstanding anything in the foregoing to the contrary, the sale and transfer of the stock in Tenant in transactions effected on a nationally recognized public stock exchange (whether or not a change in control results) in the ordinary course of business and, provided the stock of Tenant is regularly traded on a nationally recognized public stock exchange, the transfer of stock pursuant to tender offers to shareholders, whether or not solicited, shall not be deemed a Transfer under this Section 12.2.

         12.3 NO TRANSFER WITHOUT CONSENT. Tenant shall not suffer a Transfer of the Premises or any interest therein, or any part thereof, of any right or privilege appurtenant thereto without the prior written consent of Landlord, and a consent to one Transfer of the Premises shall not be deemed to be a consent to any subsequent Transfer of the Premises. Any Transfer of the Premises without such consent shall (i) be voidable, and (ii) terminate this Lease, in either case, at the option of Landlord.

         12.4 WHEN CONSENT GRANTED.

              (a) The consent of Landlord to a Transfer may not be unreasonbly withheld, provided that it is agreed to be reasonable for Landlord to consider any of this following reasons, which list is not exclusive, in electing to consent or to deny consent:

              (i) Financial strength of the proposed transferee is not at least equal to that of Tenant at the time of execution of this Lease;

              (ii) A proposed transferee whose occupation of the Premises would cause a diminution in the reputation of the Building or the other business located therein;


                                       22a

              (iii) A proposed transferee whose use would adversely impact the other occupants of the Building, including, but not limited to, a transferee who would have significantly more employees in the Premises, generate significantly more noise in the Premises or require the use of significantly more Building services;

              (iv) Tenant agrees that its business skills and philosophy were an important inducement to Landlord for entering into this Lease agreement and that Landlord may reasonably object to the Transfer of the Premises to a transferee who, while the use proposed to be made of the Premises would otherwise be permitted by the use clause of this Lease, conducts or operates its business in a manner that Landlord, in good faith, finds objectionable or incompatible with the overall quality of the Building;

              (v) That the validity of the Transfer is not conditioned on the conformity of Tenant and transferee with all provisions of this Lease at the time of Transfer, including, without limitation, the requirement that there be no uncured notices of default under the terms of this Lease; or

              (vi) A proposed transferee who is or is likely to be, or whose business at the Premises is or is likely to be, subject to compliance with additional laws or other governmental requirements beyond those to which Tenant or Tenant's business is subject.

              (b) Notwithstanding the foregoing, Tenant shall have the right, without the consent of Landlord (and without the right granted to Landlord in section 12.6 to terminate this Lease), but upon prior written notice to
Landlord:

              (i) provided that Silicon Valley Internet Partners ("SVIP") or a Qualified Successor (as hereinafter defined) is the Tenant under this Lease, to assign this Lease or sublet all or a portion of the Premises to any entity which is controlled by SVIP such Qualified Successor (each such entity being referred to as a "Permitted Tenant Affiliate"); provided that in the case of an assignment of this Lease, the assignee assumes, in full, the obligations of Tenant under this Lease, and if Tenant's assignee does not have a net worth at least equal to the greater of the net worth of Tenant (aa) as of the date of this Lease or (bb) as of the date of the Transfer (the "Net Worth Test"), SVIP or the Qualified Successor guarantees the obligations of Tenant's assignee under this Lease in form and substance satisfactory to Landlord. In the event that at any time following such assignment, SVIP or the Qualified Successor wishes to sell, mortgage, devise, hypothecate or in any other manner whatsoever transfer any portion of the ownership or beneficial control of the issued and outstanding shares in the capital stock of such company, such transaction, unless otherwise exempt under section
                        12.2 or this section 12.4(b), shall be deemed to constitute a Transfer and shall be subject to all of the provisions of this Article 12 with respect to a Transfer of the Premises including, by specific reference, the provisions of section 12.6. Upon request, Tenant shall provide Landlord with a copy of any executed assignment or subletting document executed by it with any Permitted Tenant Affiliate. As used herein, the term "control" shall mean the beneficial ownership, directly or indirectly, of at least 51% of the voting common stock or equity interests of the controlled entity; and

              (ii) provided that the Net Worth Test shall be satisfied immediately after the Transfer, and the Qualified Successor assumes, in full, the obligations of Tenant under this Lease, to a Qualified Successor (as that term is hereinafter defined). As used herein, the term "Qualified Successor" means an entity resulting from a merger or consolidation of Tenant or from the sale of all or substantially all of Tenant's assets.

         12.5 PROCEDURE FOR OBTAINING CONSENT.

              (a) Landlord need not commence its review of any proposed Transfer, or respond to any request by Tenant with respect to such, unless and until it has received from Tenant adequate descriptive information concerning the transferee, the business to be conducted by the transferee, the transferee's financial capacity, and such other information as may reasonably be required in order to form a prudent judgment as to the acceptability of the proposed Transfer, including, without limitation, the following:

              (i) The past two years' Federal Income Tax returns of the proposed transferee (or in the alternative the past two years' audited annual

                        Balance Sheets and Profit and Loss statements, certified correct by a Certified Public Accountant);

              (ii)      Banking references of the proposed transferee;

              (iii) A resume of the business background and experience of the proposed transferee;

              (iv) At least five (5) business and three (3) personal references for the proposed transferee;

              (v) An executed copy of the instrument by which Tenant proposes to effectuate the Transfer;

              (b) Tenant shall reimburse Landlord as additional rent for Landlord's reasonable costs and attorneys' fees incurred in conjunction with the processing and documentation of any proposed Transfer of the Premises, whether or not consent is granted not to exceed fifteen hundred dollars ($1,500.00) per proposed Transfer.

         12.6 RECAPTURE.

              (a) By written notice to Tenant (the "Termination Notice") within ten (10) business days following submission to Landlord by Tenant of the information specified in section 12.5, Landlord may, in any Transfer requiring the prior written consent of Landlord, by written notice to Tenant, elect: (1) if the proposed transaction is an assignment of this Lease or a subletting of all or substantially all of the Premises, to terminate this Lease, or (2) at such time as Tenant has subleased, in the aggregate fifty percent (50%) of the Premises, to terminate that portion of the Premises subject to the proposed Transfer, in either case not less than forty-five (45) nor more than ninety (90) days after the end of said ten (10) days period as to the entire Premises or, as hereinabove provided, as to a portion of the Premises so proposed to be assigned or subleased, with a proportionate abatement in rent payable hereunder. Without limiting the generality of the foregoing, the right granted to Landlord in clause (1) above to terminate this Lease shall only apply to an assignment by Tenant of all of its right and interest under this Lease and/or to any subletting of more than the seventy-five percent (75%) of the Premises in a single or related transactions, other than to a Permitted Tenant Affiliate or a Qualified Successor.

              (b) In the event that Landlord terminates this Lease or terminates this Lease as to that portion of the Premises to be sublet in accordance with Paragraph (a) above, Landlord may, if it elects, enter into a new lease covering the Premises or the affected portion thereof with the intended assignee or subtenant on such terms as Landlord and such person may agree or enter into a new lease covering the Premises with any other person; in such event, Tenant shall not be entitled to any portion of the profit if any which Landlord may realize on account of such termination and reletting. From and after the date of such termination of this Lease, the parties shall have no further obligations to each other under this Lease except for matters occurring or obligations arising prior to the date of such termination.

         12.7 REASONABLE RESTRICTION. The restrictions on Transfer described in this Article 12 are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the "Code") section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, section 1997.040 of the Code, to limit any remedy of Landlord pursuant to section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.

         12.8 EFFECT OF TRANSFER. If Landlord consents to a Transfer, the following conditions shall apply:

              (a) Each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease shall not be impaired or diminished as a result of such Transfer.

              (b) Tenant shall pay to Landlord on a monthly basis, sixty percent (60%) of the excess of any sums of money, or other economic consideration received by Tenant from the Transferee in such month (whether or not for a period longer than one month), including higher rent, bonuses, key money, or the like over the aggregate, of (i) the amortized portion of the reasonable expenses actually paid by Tenant to unrelated third parties for brokerage commissions, legal fees, tenant improvements to the Premises, or design fees incurred as a direct consequence of the Transfer, and, (ii) the total sums which Tenant pays Landlord under this Lease in such month, or the prorated portion thereof if the Premises transferred is less than the entire Premises. The amount so derived shall be paid with Tenant's payment of Base Rent. The term "amortized portion" is that portion of the applicable expenses derived by dividing such expenses by the number of months in the original term of the Transfer transaction.

              (c) No Transfer, whether or not the consent of Landlord is required hereunder, shall relieve Tenant of its primary obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer of the Premises.

              (d) If Landlord consents to a sublease, such sublease shall not extend beyond the expiration of the Term.

              (e) No Transfer shall be valid and no transferee shall take possession of the Premises or any part thereof unless, within ten (10) days after the execution of the documentary evidence thereof, Tenant shall deliver to Landlord a duly executed duplicate original of the Transfer instrument in form satisfactory to Landlord which provides that (i) the transferee assumes Tenant's obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions contained herein, (ii) such transferee will, at Landlord's election, attorn directly to Landlord in the event Tenant's Lease is terminated for any reason on the terms set forth in the instrument of transfer and (iii) such instrument of transfer contains such other assurances as Landlord reasonably deems necessary.

13.      RULES AND REGULATIONS

         13.1 COMPLIANCE WITH RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations (the "Rules and Regulations") set forth in Exhibit C attached hereto and, after notice thereof, all modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. The Rules and Regulations shall apply to all tenants of the Building and shall not be enforced against Tenant in a discriminatory manner. Landlord shall not be liable to Tenant or responsible for the noncompliance by any other tenant or occupant of the Building with any Rules and Regulations.

14.      ENTRY BY LANDLORD

         14.1 LANDLORD'S RIGHT TO ENTER PREMISES. Subject to the provisions of section 14.2, Landlord shall have the right to enter the Premises at any time to
(a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or tenants, (c) determine whether Tenant is performing all of Tenant's obligations, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. All locks for all doors in, on or about the Premises (excluding Tenant's vaults, safes and similar special security areas designated in writing by Tenant) shall be keyed to the master system for the Building. Landlord shall at all times have a key to unlock all such doors and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

         14.2 GENERAL CONDUCT OF LANDLORD. Except for entry to the Premises in the event of an emergency, to provide janitorial or other regularly scheduled Building services, Landlord shall give Tenant reasonable advance notice of Landlord's intent to enter the Premises, and shall, as a general matter, limit its entry to the Premises to normal business hours. Except in the case of an emergency, Landlord's employees (including, without limitation, Landlord's agents and contractors) entering the Premises shall be prepared to provide proper identification and shall enter only in the presence of and accompanied by a Tenant representative.

15.      EVENTS OF DEFAULT AND REMEDIES

         15.1 DEFAULT. The occurrence of any one or more of the following events ("Event of Default") shall constitute a breach of this Lease by Tenant:

              (a) Tenant fails to pay any Interim Rent or any Base Rent or additional rent under section 3.1 hereof as and when such rent becomes due and payable; provided, however, with respect to the first such delinquency in payment of rent during any twelve (12) month period, such delinquency in payment of rent shall not, in and of itself, be deemed to be an Event of Default until the failure of payment continues for a period of five (5) days after written notice thereof from Landlord to Tenant; or

              (b) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than fifteen (15) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of fifteen (15) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of fifteen (15) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

              (c) Tenant (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (iv) takes action for the purpose of any of the foregoing; or

              (d) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within thirty (30) days, (i) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenants property, or (ii) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (in ordering the dissolution, winding-up or liquidation of Tenant); or

              (e) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

              (f) Tenant abandons the Premises.

         15.2 REMEDIES UPON DEFAULT. If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, Tenant's right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:

              (a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

              (b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

              (c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

              (d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Article 3 and 5 hereof.

         15.3 CONTINUATION AFTER DEFAULT. Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant. In addition to all other rights and remedies it may have, Landlord shall have all of the rights and remedies of a landlord under section 1951.4 of the California Civil Code.

         15.4 REMEDIES CUMULATIVE. The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

         15.5 PERFORMANCE BY LANDLORD. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the lesser of (i) the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the date of expenditure, or (ii) at the rate of twelve percent (12%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.

         15.6 TENANT'S ABANDONMENT OR SURRENDER. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

16.      DAMAGE OR DESTRUCTION

         16.1 LANDLORD'S RESTORATION AND RENT ABATEMENT. If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to section 16.2 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty and this Lease shall, subject to this section 16.1, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Building necessary for Tenant's use and occupancy of the Premises and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, officers, employees, contractors, licensees or invitees, then, during the period the Premises are rendered unusable by such damage, Tenant shall be entitled to a reduction in Base Rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant shall, at Tenant's sole cost and expense, repair and replace all such movable furniture, equipment, trade fixtures and personal property. Such repair and replacement by Tenant shall be done in accordance with Article 9 hereof. Tenant hereby waives California Civil Code sections 1932(2) and 1933(4).

         16.2 LANDLORD'S ELECTION TO TERMINATE. If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease and (a) such fire or other casualty occurs during the last eighteen (18) months of the term of this Lease and the repair and restoration work to be performed by Landlord in accordance with section 16.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty unless Tenant, within thirty (30) days after such casualty elects to extend the term of this Lease, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost (excluding any applicable deductible), as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 16.1 hereof, or (c) the repair and restoration work to be performed by Landlord in accordance with section 16.1 hereof cannot, as reasonably estimated by Landlord, be completed within seven (7) months after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date of such notice. If Landlord does not exercise the right to terminate this Lease in accordance with this section 16.2, Landlord shall repair such damage and restore the Building and the Premises in accordance with section 16.1 hereof and this Lease shall, subject to section 16.1 hereof, remain in full force and effect. A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

         16.3 TENANT'S ELECTION TO TERMINATE. If the Premises, or any part of the Building necessary for Tenant's access to or use of the Premises, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and (a) such fire or other casualty occurs during the last eighteen
(18) months of the term of this Lease, and the repair and restoration work to be performed by Landlord in accordance with section 16.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the repair and restoration work to be performed by Landlord in accordance with section 16.1 hereof cannot, as reasonably estimated by Landlord within sixty (60) days following such casualty, be completed within seven (7) months after the occurrence of such fire or other casualty, then, in such event, Tenant shall have the right, by giving written notice to Tenant within thirty (30) days after Landlord's estimate of the time required to repair, to terminate this Lease as of the date of such notice. The failure of Tenant to give Landlord the notice specified in this section 16.3 in a timely fashion shall be deemed a waiver by Tenant of its rights to terminate this Lease hereunder.

17.      EMINENT DOMAIN

         17.1 RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease if any part (but less than all) of the Premises or any substantial part of the Building (whether or not it includes the Premises) is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease. Tenant shall have the right to terminate this Lease if a substantial portion of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease and the remaining portion of the Premises is not reasonably suitable for Tenant's purposes. In each such case, Landlord or Tenant shall exercise such termination right by giving written notice to the other within thirty (30) days after the date of such taking. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 17.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 17.1, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full


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


force and effect as to the portion of the Premises not so taken, and the Base Rent and Tenant's Percentage Share shall be reduced as of the date of such taking in the proportion that the area of the Premises so taken bears to the total area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.

         17.2 AWARDS. If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 17.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed by Tenant at Tenant's sole cost and expense in the portion of the Premises so taken based on the unamortized cost actually paid by Tenant for such improvements, for the taking of Tenant's movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant's business, or for removal and relocation expenses.

         17.3 TEMPORARY TAKING. Notwithstanding anything in sections 17.1 and
17.2 hereof to the contrary, if the use of all or any part of the Premises is taken by exercise of the power of eminent domain during the term of this Lease on a temporary basis for a period less than the term of this Lease remaining after such taking, this Lease shall continue in full force and effect, Tenant shall continue to pay all of the rent and to perform all of the covenants of Tenant in accordance with this Lease, to the extent reasonably practicable under the circumstances, and the condemnation proceeds in respect of such temporary taking shall be paid to Tenant.

         17.4 DEFINITION OF "TAKING". As used in this Article 17, a "taking" means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain or voluntary conveyance in lieu thereof and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain. Tenant hereby waives California Code of Civil Procedure sections 1265.110 through 1265.160.


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


18.      SUBORDINATION, MERGER AND SALE

         18.1 SUBORDINATION, NONDISTURBANCE, AND ATTORNMENT. This Lease shall be subject and subordinate at all times to any and all ground leases and the lien of any and all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against or encumbering the Building or on or against or encumbering Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder or in the event of a termination of any such ground lease, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default then exists under this Lease, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to any such ground lease or to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, but Tenant's covenant to subordinate this Lease to ground leases, mortgages or deeds of trust hereafter executed is conditioned upon each such senior mortgage or deed of trust, or a separate subordination agreement, containing the commitments specified in the preceding sentence. With respect to that certain deed of trust encumbering the Building and the underlying land of record as of the date of this Lease in favor of Bank of America ("Bank"), Landlord covenants to use best efforts (without any requirement to pay any fees to said lender or to initiate litigation) to cause Bank within two (2) months of the Commencement Date to execute and deliver a non-disturbance agreement on the current form used by Bank in favor of Tenant.

         18.2 NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.

         18.3 SALE. If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate; provided that Transferee assumes such obligations in writing, and, in such case, the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

19.      ESTOPPEL CERTIFICATE

         19.1 TENANT'S CERTIFICATION. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate;
(d) that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser or mortgage lender of the Building or any part thereof. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, deliver to Landlord copies of all current financial statements (including, without limitation, a balance sheet, an income statement, and an accumulated retained earnings statement), annual reports, and other financial and operating information and data of Tenant prepared by Tenant in the course of Tenant's business. Unless available to the public, Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the Building or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

20.      HOLDING OVER

         20.1 MONTH TO MONTH TENANCY. If, without objection by Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred fifty percent (150%) of the Base Rent in effect at the expiration of the term of this Lease pursuant to Article 3 hereof, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days' written notice of termination to the other at any time.

21.      NOTICES

         21.1 COMMUNICATIONS. All requests, approvals, consents, notices and other communications given by Landlord or Tenant under this Lease shall be properly given only if made in writing and either deposited in the United States mail, postage prepaid, certified with return receipt requested, or delivered by hand (which may be through a messenger or recognized delivery, courier or air express service) or by facsimile transmission and addressed as follows: To Landlord at the address of Landlord specified in Item O of the Basic Lease Information, or at such other place as Landlord may from time to time designate in a written notice to Tenant; to Tenant, before the Commencement Date, at the address of Tenant specified in Item P of the Basic Lease Information, and after the Commencement Date, at the Premises, or at such other place as Tenant may from time to time designate in a written notice to Landlord. Such requests, approvals, consents, notices and other communications shall be effective on the date of receipt (evidenced by the certified mail receipt) if mailed or on the date of hand delivery if hand delivered or instantaneously upon confirmation of receipt of the facsimile. If any such request, approval, consent, notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such request, approval, consent, notice or other communication shall be effective on the date delivery is attempted. Any request, approval, consent, notice or other communication under this Lease may be given on behalf of a party by the attorney for such party.

22.      HAZARDOUS MATERIALS

         22.1 DEFINITION OF HAZARDOUS MATERIALS. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, or any pollutant or contaminant, or words of similar import, which is or becomes regulated by any local governmental authority, the state in which the Premises are located, or the United States Government. The term "Hazardous Material" includes, but is not limited to, any material or substance which is (i) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act (33 U.S.C. section 1317), (ii) defined as a "hazardous waste" pursuant to section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. section 6903),
(iii) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C.
section 9601, et seq.), (iv) asbestos, (v) petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), (vi) petroleum products,
(vii) polychlorinated biphenyls, (viii) urea formaldehyde, (ix) radon gas, (x) radioactive matter, (xi) medical waste, and (xii) chemicals which may cause cancer or reproductive toxicity.

         22.2 DEFINITION OF ENVIRONMENTAL REQUIREMENTS. As used herein, the term "Environmental Requirements" means all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force relating to protection of human health or the environment from Hazardous Material, including all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, storage, disposal or releases of Hazardous Materials and all requirements pertaining to the protection of the health and safety of employees or the public with respect to Hazardous Material.

         22.3 PROHIBITED ACTIVITIES. Tenant shall not permit or conduct the handling, use, generation, treatment, storage or disposal on, in or about the Premises of any Hazardous Material in excess of permitted levels or reportable quantities under applicable Environmental Requirements without prior written notice to Landlord. Any such handling, use, generation, treatment, storage or disposal of any Hazardous Material permitted by Landlord hereunder shall be in compliance with all Environmental Requirements.

         22.4 NOTICE OF VIOLATIONS. Tenant shall, within ten (10) days after Tenant's receipt thereof, give written notice of Landlord of any notice or other communication regarding any (a) actual or alleged violation of Environmental Requirements by Tenant or with respect to the Premises, (b) actual or threatened migration of Hazardous Material from the Premises, or (c) the existence of Hazardous Material in or on the Premises or regarding any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ or injunction relating to any of the foregoing.

         22.5 TENANT INDEMNIFICATION. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, fines, encumbrances, liens, losses, costs and expenses, including reasonable attorneys' fees and disbursements, and costs and expenses of investigation, arising from or related to the existence on or after the Commencement Date of Hazardous Material brought in or on the Premises by Tenant or its agents, contractors, invitees or employees or the actual or threatened migration on or after the Commencement Date of Hazardous Material from the Premises as a result of contamination caused by Tenant or its agents, contractors, invitees or employees, or the existence on or after the Commencement Date of a violation of Environmental Requirements with respect to the Premises. Notwithstanding the foregoing, Tenant shall not be required to indemnify, defend or hold harmless Landlord with respect to Hazardous Materials brought or migrating onto the Premises or for violations of Environmental Requirements with respect to the Premises, unless Tenant or its agents, contractors, invitees or employees, is responsible for bringing the Hazardous Materials onto the Premises, for causing the migration or for the violation of Environmental Requirements. To the extent Tenant has an indemnification obligation under this section 22.5, Tenant shall, to the reasonable satisfaction of Landlord, perform all remedial actions necessary to remove any Hazardous Material in or on the Premises on or after the Commencement Date or to remedy actual or threatened migration from the Premises of any Hazardous Material or to remedy any actual or threatened violation of Environmental Requirements, provided such remedial action is required under Environmental Requirements. This section 22.5 shall survive termination of this Lease.

              (a) Permitted Activities. Notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant shall be permitted to store and use on the Premises from time to time certain Hazardous Material whose nature and quantities are customary in connection with the permitted uses of the Premises (and in connection with any permitted Alterations performed by Tenant), and that Tenant shall not be required to provide Landlord with specific notice of any such storage or use; provided that Tenant shall at all times comply with all Environmental Requirements pertaining to any such Hazardous Material.

23.      [INTENTIONALLY OMITTED]

24.      OPTION TO RENEW

         24.1 MANNER OF EXERCISE. Tenant (including any Permitted Tenant Affiliate to whom the Lease has been assigned, or a Qualified Successor), shall have the right and option to extend the term of this Lease (the "Option") as provided in this Article 24 for one additional period of five (5) years (the "Option Period"), provided that no Event of Default shall exist either at the time Tenant exercises the Option or as of the Expiration Date, and provided further that Tenant, at the time Tenant exercises the Option and on the Expiration Date, has not subleased more than twenty-five percent (25%) of the Premises or assigned its interest in this Lease to a transferee that is not a Permitted Tenant Affiliate or Qualified Successor. Tenant may exercise the Option, if at all, by written notice to Landlord delivered no later than September 1, 2001 (the "Outside Exercise Date"). Unless all of the above conditions precedent have been satisfied, Tenant's exercise of the Option shall be of no force or effect and the Option shall lapse. If all of the above conditions precedent are satisfied, then the term of this Lease shall automatically be extended for the Option Period, and all of the terms, conditions and provisions of this Lease shall continue in full force and effect throughout the Option Period, except that the Base Rent to be paid by Tenant for the Option Period shall be the fair market rental value of the Premises as of the Expiration Date, but in no event shall the Base Rent for the Option Period be less than the total aggregate of the Base Rent, the Operating Expenses and Property Taxes pass-throughs payable in the last month of the term of this Lease prior to the Expiration Date.

         24.2 FAIR MARKET RENTAL VALUE. The fair market rental value of the premises shall initially be determined by Landlord, and Landlord shall notify Tenant of Landlord's determination of fair market rental value on or before thirty (30) days after the Outside Exercise Date. If Tenant disputes or disagrees with Landlord's determination of fair market rental value, Landlord and Tenant shall make themselves available to meet with each other within ten (10) days of Tenant's notice to Landlord of such disagreement to attempt to agree on the fair market rental value of the Premises. In the event Landlord and Tenant cannot agree on the fair market rental value within thirty (30) days of Landlord's determination of fair market rental value, then the process described in subparagraphs (a) through (d) below shall be followed:

              (a) If Landlord and Tenant are unable to agree on fair market rental value within said thirty (30) day period, then within ten (10) business days thereafter Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope their good faith estimates of the fair market rental value. If the higher of such estimates is not greater than five percent (5%) of the lower of such estimates, then the fair market rental value shall be the average of the two estimates.

              (b) If the matter is not resolved by the exchange of estimates as provided in paragraph (a), above, then either Landlord or Tenant may, by written notice to the other, on or before five (5) days after the exchange, require that the disagreement be resolved by arbitration. Within seven (7) days after such notice, the parties shall attempt to select a mutually acceptable appraiser. If the parties cannot agree on an appraiser, then within a second period of seven
(7) days, each party shall select an independent appraiser, and within a third period of seven (7) days, the two appointed appraisers shall select a third appraiser. All appraisers appointed by Landlord or Tenant, or both of them, shall be members of the American Institute of Real Estate Appraisers of the National Association of Realtors (or its successor), or real estate professionals qualified by appropriate training or experience, and shall have at least ten (10) years' experience dealing with commercial real estate in the San Francisco South of Market district.

              (c) The appraisers (or sole appraiser) shall select one of the two fair market rental value estimates proposed by Landlord and Tenant, and shall have not right to propose a middle ground or any modification of either of the two proposed estimates; provided, however, the appraiser(s) shall have no authority or power to select a fair market rental value less than the amount provided in section 24.1 above. The fair market rental value the appraiser(s) choose(s) shall constitute the decision of the appraiser(s) and shall be final and binding upon the parties and is not subject to appeal. In the event of a failure, refusal or inability of any appraiser to act, his successor shall be appointed in the same manner as provided for appointment of the original third appraiser. The appraiser(s) shall have the right to consult experts and competent professionals pertaining to a determination of fair market rental value, and may hold a hearing not to exceed one (1) business day at which time and place the parties may present competent evidence. Any consultation by the appraiser(s) of experts or other competent professionals shall be made in the presence of both parties with full right of the other party to cross-examine. The appraiser(s) shall render a decision and award in writing with counterpart copies to each party. The appraiser(s) shall have no power to modify the provisions of this Lease.

              (d) Should the fair market rental value not be established by the Expiration Date, then Tenant shall pay Base Rent plus additional rent at the same rate as payable by Tenant on the first day of the last month of the initial term of this Lease, and a lump sum payment by Tenant shall be made promptly upon the determination of fair market rental value.

         24.3 DETERMINATION OF FAIR MARKET RENTAL VALUE. The appraiser(s) shall determine the fair market rental value of the Premises using the "market comparison approach," with the relevant market being that for new and renewal tenants for comparable office space in the San Francisco South of Market district as of the Expiration Date, and assuming a base year of the calendar year in which the extension period commences. The "market comparison approach" shall take into consideration and make adjustments for the creditworthiness of Tenant, the age and condition of the existing improvements in the Premises, any concessions then being offered by landlords of comparable buildings in the South of Market district to new and renewal tenants (but excluding Landlord's transaction costs, such as brokerage commissions, the cost of building out and/or improving space for a tenant's occupancy in excess of tenant improvements allowance, and the like), and such other terms and conditions not inconsistent herewith deemed relevant by the appraiser(s).

25.      PARKING

         25.1 TENANT PARKING. Tenant shall be entitled to use up to twenty-three
(23) unreserved parking spaces in the parking facility located in the Building (the "Garage"). Tenant understands that the majority of available parking in the Garage is located outdoors on the roof of the Building. Tenant may use the Garage for the parking of automobiles used by Tenant, its officers and employees, subject to payment to Landlord or the operator of the Garage of the prevailing fee for parking charged to tenants of the Building. Unless Landlord or the operator of the Garage elects otherwise, no parking spaces shall be assigned or reserved for Tenant's parking. The use by Tenant, its employees or other users of such parking spaces of the Garage shall be subject to the rules and regulations established from time to time by the owner or operator of the Garage. If Tenant has not rented the number of parking spaces to which it is entitled within five (5) months after the Commencement Date, or if any time thereafter Tenant relinquishes any parking space or spaces to which it is entitled under this section 25.1, the maximum number of parking spaces that Tenant is entitled to use under this paragraph shall be reduced to the actual number of parking spaces then being used by Tenant, provided, that Landlord shall use reasonable efforts to make such number of parking spaces available to Tenant in the future should Tenant desire to rent the same. If the Garage owner or operator changes the parking arrangements in the Garage (for instance, a change to reserved, self-park parking), then Tenant's right under this section 25.1 shall be subject to modification to reflect such change, so long as Tenant is not disproportionately prejudiced by such change as compared to other tenants of the Building.

26.      MISCELLANEOUS

         26.1 DEFINED TERMS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of or resulting from any failure by Tenant to perform any of its obligations or any breach by Tenant of any of its representations or warranties in accordance with this Lease. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 12 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Tenant shall not use the name of the Building for any purpose whatsoever other than as the address of Tenant at the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay to Landlord on demand, as additional rent, all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State of California.

         26.2 WAIVER. The waiver by Landlord or Tenant of any breach of any covenant in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other covenant in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any covenant in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's or Tenant's knowledge of such preceding breach at the time of acceptance or payment of such rent.

         26.3. ATTORNEYS' FEES. If there is any legal action or proceeding (including arbitration) between Landlord and Tenant arising out of any default by Tenant in the observance or performance of any obligation under this Lease or to enforce this Lease or to protect or establish any right or remedy under this Lease, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees and disbursements, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action or proceeding (including arbitration) or appeal thereon, such costs, expenses and attorneys' fees and disbursements shall be included in and as a part of such judgment.

         26.4 EXHIBITS. Exhibit A (Floor Plan of Premises), Exhibit B (Initial Improvement of the Premises) and Exhibit C (Rules and Regulations) are attached to and made a part of this Lease.

         26.5 SIGNS.

              (a) Landlord shall provide Tenant first-time identifying information in Building standard format in the Building directory, at Landlord's sole cost and expense. Future revisions by Tenant thereto shall be at Tenant's sole cost and expense.

              (b) Landlord shall provide Tenant identifying information at the main entrance to the Premises in accordance with Exhibit B hereto. Future revisions by Tenant shall be at Tenant's sole cost and expense.

              (c) If and to the extent Landlord develops other signage or tenant identification programs for availability to tenants of the Building (such as use of flag pole banners, exterior signage or interior or exterior electronic signage), Landlord shall offer Tenant the right to participate in such signage programs.

         26.6 REAL ESTATE BROKERS. Tenant warrants and represents to Landlord that Tenant has negotiated this Lease directly with the real estate broker(s) specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease. Landlord shall pay the commission due Landlord's Broker and Tenant's Broker pursuant to a separate agreement between Landlord and Landlord's Broker. Tenant shall indemnify Landlord for, and hold Landlord harmless from and against, any and all claims of any person, other then Landlord's Broker and Tenant's Broker, who claims to have been engaged by Tenant to represent Tenant in connection with this Lease and all liabilities arising out of or in connection with such claims.

         26.7 AUTHORITY. Each individual executing this Lease represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such party, and, if such party is a corporation or limited liability company, that such corporation or limited liability company is duly authorized and in good standing and is qualified to do business in California; that such corporation or limited liability company is authorized to enter into this Lease in accordance with a duly adopted resolution of the board of directors of such corporation or members of such limited liability company, and in accordance with its bylaws; and that this Lease is binding on such party in accordance with its terms.

         26.8 RELOCATION. Landlord shall have the right, one time during the term of this Lease, by giving at least thirty (30) days' prior written notice to Tenant, to substitute other space in the Building (the "Substitute Premises") for the Premises and to relocate Tenant to the Substitute Premises. The Substitute Premises shall include comparable elevator access. Landlord shall designate the effective date for the substitution of the Substitute Premises for the Premises and the relocation of Tenant to the Substitute Premises in such notice. The area of the Substitute Premises shall be approximately comparable to the area of the Premises; provided, however, Tenant's Base Rent shall not be increased by reason of such relocation. Landlord shall, at Landlord's expense before such effective date, construct and install in the Substitute Premises improvements substantially similar in quality and quantity to the improvements in the Premises. Landlord shall pay the reasonable costs of moving Tenant's Property from the Premises to the Substitute Premises. As of the effective date for the substitution of the Substitute Premises for the Premises and the relocation of Tenant to the Substitution Premises, Tenant shall vacate the Premises and move to the Substitute Premises, and the Substitute Premises shall be substituted for the Premises under this Lease. Landlord and Tenant each shall, promptly after such effective date, execute and deliver to the other an amendment to this Lease which sets forth the substitution of the Substitute Premises for the Premises, with an appropriate new Exhibit A, and the effective date of such substitution, but the Substitute Premises shall be substituted for the Premises on such effective date whether or not such amendment is executed.

         26.9 QUIET ENJOYMENT. So long as Tenant is not in default (after the expiration of any grace period), Tenant shall peaceably and quietly enjoy the Premises throughout the term of this Lease without hindrance by Landlord or any person lawfully claiming through or under Landlord.

         26.10 ENTIRE AGREEMENT. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.

ZORO, LLC,                                  SILICON VALLEY INTERNET PARTNERS
a California limited liability company      a California corporation

By:                                         By: /s/ Signature Illegible
   -----------------------------------
Title:                                      Title: PRESIDENT / CEU
      --------------------------------

                                   EXHIBIT A-1

                             FLOOR PLAN OF PREMISES

                                 [CHART OMITTED]

                                    EXHIBIT B

                      INITIAL IMPROVEMENTS OF THE PREMISES

         1. LANDLORD'S WORK. Landlord and Tenant agree that the work to be done to the Premises ("Landlord's Work") in order to prepare the same for Tenant's occupancy shall be performed by Landlord's contractor in accordance with plans, working drawings and specifications ("Tenant's Plans") prepared and approved by Landlord. Landlord's Work shall be performed in accordance with applicable laws. The quantities, character and manner of construction and installation of Landlord's Work shall be subject to all limitations and restrictions imposed by laws, regulations and guidelines relating to health, safety, the environment, handicapped persons and conservation of energy adopted by any public or government authority.

         2.   TENANT'S PLANS.

              (a) Landlord and Tenant hereby approve that certain final space plan prepared by Tenant's architect, revised May 8, 1997 ("Tenant's Space Plan"), as modified by Landlord's Clarifications to Scope of Work dated June 20, 1997, a copy of which is attached hereto as Schedule B-1 (Tenant's Space Plan as so revised is referred to as the "Scope Document"). By its execution of the Lease, Tenant acknowledges its agreement that any change, addition or alteration requested by Tenant in the quantity, utility or finishes of any of the materials identified in the Scope Document, or in the layout or configuration of the Tenant Improvements from that shown on the Space Plan, or in the anticipated use of any portion of the Premises from that shown on the Space Plan, or any change, modification or alteration in the electrical, mechanical, HVAC and life safety systems servicing the Premises attributable to any of the foregoing changes, made after the date hereof shall be deemed a change order for purposes of paragraph 5 hereof.

              (b) Promptly following execution of this Lease, Landlord shall cause to be prepared by Tenant's architect, Gensler & Associates (the "Architect"), who shall be retained for such work by, under contract to, Landlord, Tenant's Plans, said plans to (i) incorporate the improvements, design elements and items and materials identified in the Scope Document, and where not identified, such other Building-standard items and materials as reasonably determined by Landlord, (ii) comply with all applicable codes, laws, ordinances, rules and regulations, (iii) be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Building, and (iv) be otherwise satisfactory to Landlord in Landlord's reasonable discretion. Tenant's Plans shall be complete plans, working drawings and specifications for the layout, improvement and finish of the Premises consistent with the design and construction of the Building, including mechanical and electrical drawings and decorating plans. To the extent not expressly provided in the Scope Document, Tenant shall provide Landlord with the following information to enable Landlord to prepare Tenant's Plans:

              (i)       Location and type of all partitions;

              (ii) Location and type of all doors, with hardware and keying schedule;

              (iii)     Ceiling plans, including light fixtures;

              (iv) Location of telephone equipment room, with all special electrical and cooling requirements;

              (v) Location and type of all electrical outlets, switches, telephone outlets, and lights;

              (vi)      Location of all sprinklers;

              (vii) Location and type of all equipment requiring special electrical requirements;

              (viii) Location, weight per square foot and description of any heavy equipment or filing system exceeding fifty (50) pounds per square foot live and dead load;

              (ix) Requirements for special air conditioning or ventilation;

              (x)       Type and color of floor covering;

              (xi)      Location, type and color of wall covering;

              (xii)     Location, type and color of paint or finishes;

              (xiii)    Location and type of plumbing;

              (xiv)     Location and type of kitchen equipment;

              (xv)      Indicate critical dimensions necessary for construction;
                        and

              (xvi) Details showing all millwork with verified dimensions and dimensions of all equipment to be built in, corridor entrances, bracing or support of special walls or glass partitions, and any other items or information requested by Landlord.

              (c) Tenant's Plans shall be subject to each of Landlord's and Tenant's written approval (which shall not be unreasonably withheld). If Landlord disapproves Tenant's Plans, or any portion thereof, Landlord shall promptly give notice to Tenant setting forth the reasons for disapproval. As promptly as reasonably possible thereafter, but not later than five (5) business days after Landlord's notice, Tenant shall submit to Landlord revisions or other information necessary to address the objections raised by Landlord. Tenant shall provide Landlord with any objections to Tenant's Plans within five (5) business days after completion of Tenant's Plans, or following request by Landlord for interim approval of portions of Tenant's Plans. Any revisions shall be subject to each of Landlord's and Tenant's written approval (which shall not be unreasonably withheld), and to the procedures hereinabove provided for additional revisions. Notwithstanding anything in the foregoing to the contrary, any revisions requested by Tenant, or objections made by Tenant, to Tenant's Plans shall, absent manifest error by Landlord or the Architect, be deemed a Tenant Delay.

              (d) Tenant shall promptly pay when due the entire cost of all space planning, design, architectural and engineering services necessary for the preparation of Tenant's Space Plan and Tenant's Plans. All interior decorating services, such as the selection of wall paint colors and wall coverings, fixtures, and all other decorator selection work, required by Tenant shall be provided by Tenant at Tenant's expense. Landlord shall reimburse Tenant up to fifteen cents ($.15) per rentable square foot of the Premises for the cost of Tenant's Space Plan, and reimburse Tenant up to Two Dollars ($2.00) per rentable square foot of the Premises for the cost of preparation of Tenant's Plans.

         3.   CONSTRUCTION.

              (a) By its execution of the Lease, Tenant hereby approves DBD Structures as Landlord's general contractor for the construction, furnishing and installing of Landlord's Work. Landlord's Contractor and Landlord shall select and retain all subcontractors. Landlord's contractor shall complete Landlord's Work in accordance with Tenant's Plans, as approved by Landlord and Tenant.

              (b) In consideration of the supervisory, logistical and oversight and review work to be performed by Landlord under this Agreement, Tenant shall pay to Landlord (and Landlord may charge against Landlord's Contribution [as hereinafter defined] as herein provided) a construction management fee in the amount of ten percent (10%) of the total cost of Landlord's Work.

              (c) As soon as reasonably practicable following the approval of Tenant's Plans and the cost estimate, Landlord's contractor shall diligently obtain all governmental and quasi-governmental approvals and permits required for Landlord's Work. Tenant shall approve any changes to Tenant's Plans required by the governmental and quasi-governmental agencies necessary to obtain the approvals and permits for Landlord's Work.

         4.   LANDLORD'S CONTRIBUTION.

              (a) As an inducement to Tenant to enter into the Lease, and subject to the terms of this Exhibit, Landlord agrees to pay for the entire cost of Landlord's Work, as outlined in the Scope Document ("Landlord's Contribution"), which amount shall be applied only to Tenant's Improvement Allowance Items (as hereinafter defined). Any costs in excess of Landlord's Contribution or for costs incurred for other than Tenant Improvement Allowance Items shall be borne solely by Tenant. If as a result of any change orders made by Tenant the amount of the final cost estimate for Landlord's Work exceeds Landlord's Contribution (such excess amount hereinafter referred to as the "Over-Allowance Amount"), then, subject to the terms hereof, Tenant shall deposit with Landlord cash in the amount of the Over-Allowance Amount prior to commencement of construction or within five (5) business days' of demand by Landlord. The Over-Allowance Amount shall be disbursed by Landlord prior to any further disbursement of any portion of Landlord's Contribution. Notwithstanding the foregoing, at Tenant's option, the cost of any Tenant Improvement Allowance Items over and above Landlord's Contribution not to exceed $2.00 per rentable square foot shall be advanced by Landlord and amortized over the term of the Lease by adding $.018 per rentable square foot of the Premises to the Basic Rent provided in the Lease for each dollar per square foot of the Over-Allowance Amount.

              (b) Landlord's Work shall include:

              (i) payment of plan check, permit and license fees relating to construction of the Tenant Improvements; and

              (ii) the cost of construction of the Landlord's Work, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions.

         5. CHANGES. If Tenant requests any change in Tenant's Plans or Landlord's Work, Tenant shall request such change in a written notice to Landlord. Each such request shall be accompanied by proper plans and specifications prepared by Tenant's architects or engineers, at Tenant's expense, necessary to show and explain such change from the previously approved Tenant's Plans. All changes in Tenant's Plans shall be subject to the prior written approval of Landlord (which shall not be unreasonably withheld). If Landlord approves a change, Landlord shall have Landlord's contractor give Tenant an estimate of the construction cost, if any, which will be incurred for such change. Tenant shall, within two (2) business days after receipt of such estimate, notify Landlord in writing to proceed or not to proceed with such change. In the absence of such written notice to proceed, Landlord shall not be obligated to make the change requested by Tenant and Landlord shall proceed with Landlord's Work in accordance with the previously approved Tenant's Plans.

         6. DELAY. Tenant shall be responsible and liable to Landlord for, and shall pay all costs and expenses incurred by Landlord in connection with, all delay in the commencement or completion of Landlord's Work caused by (a) Tenant's failure to prepare and submit information provided for Landlord to prepare or delays in providing Tenant's Plans, (b) Tenant's failure to approve Landlord's contractor's cost estimate within the time required in this Exhibit B, (c) any changes in Tenant's Plans or Landlord's Work requested by Tenant, (d) Tenant's requirement of any improvements, fixtures, equipment or other items which cannot reasonably be fabricated, procured, constructed or installed within the period of construction contemplated between Tenant's Plans Date and the Scheduled Commencement Date, (e) Tenant's failure to make any payment required under this Exhibit B within the time required therefor, (f) Tenant's failure to take any action required of Tenant under this Lease or this Exhibit B, (g) any interruption, interference or delay caused by any of Tenant's architects, planners, engineers, contractors, subcontractors, laborers, suppliers or others acting on behalf of Tenant, or (h) any other delay requested or caused by Tenant.

         7. OTHER WORK BY TENANT. All work not within the scope of the normal construction trades employed on the Building, such as the furnishing and installing of furniture, telephone equipment, office equipment and wiring, shall be furnished and installed by Tenant at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord's contractors and conduct Tenant's work in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord's contractors. Tenant's contractors, subcontractors, laborers and suppliers shall be acceptable to and approved in writing by Landlord (which shall not be unreasonably withheld) and shall be subject to the administrative supervision of Landlord's general contractor. Contractors and subcontractors engaged by Tenant shall employ workers and means to ensure so far as may be possible the progress of Landlord's Work without interruption on account of strikes, work stoppages or similar causes for delay. Landlord shall provide reasonable access and entry to the Premises to Tenant and Tenant's contractors and subcontractors and reasonable opportunity and time and reasonable use of facilities to enable Tenant to adapt the Premises for Tenant's use.

         8. REQUIREMENTS. All work performed at the Building or in the Premises by Tenant or Tenant's contractors shall be subject to the following additional requirements:

              (a) Such work shall not proceed until Landlord has approved in writing: (i) Tenant's contractor, (ii) the amount and coverage of public liability and property damage

B-5 insurance, with Landlord named as an additional insured, carried by Tenant's contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work.

              (b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with applicable laws.

              (c) All work by Tenant or Tenant's contractor shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.

              (d) All work by Tenant or Tenant's contractor shall be scheduled through Landlord.

              (e) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service, on a non-exclusive basis, with Landlord's contractor and shall pay such costs for such services as may be charged by Landlord's contractor. Landlord shall have the right to require any necessary movement of materials by the elevator to be done after regular working hours at the expense of Tenant.

              (f) Tenant's entry on the Premises for any purpose, including inspection or performance of improvement work by Tenant, prior to the Commencement Date shall be subject to all of the covenants of this Lease except the payment of rent. Entry by Tenant shall include entry by Tenant's officers, employees, agents, contractors, licensees or invitees.

              (g) Tenant shall be responsible for cleaning the Premises and removing all debris resulting from work performed by Tenant. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord upon demand for all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant's contractor, or by reason of any delays caused by work done by Tenant or Tenant's contractor, or by reason of inadequate cleanup by Tenant or Tenant's contractor.

         9. REMOVAL. In accordance with section 9.1(f) of the Lease, Landlord confirms that based on Tenant's Space Plan, the only improvements shown thereon that Landlord will require Tenant to remove at the end of the term of the Lease is the equipment rack

                                   EXHIBIT B-1

                                 SCOPE DOCUMENT

                        Silicon Valley Internet Partners
                          Fashion Center San Francisco

                                  June 20, 1997

The Scope Document consists of the following attachments which are incorporated herein:

         1.  Clarifications to the Scope of Work, Attachment B.1.1
         2.  Sketch SVI 617.1, Attachment B.1.2
         3.  Space Plan, Attachment B.1.3

The Clarifications to the Scope of Work take precedence over Sketch SVI 617.1 and the Space Plan.

Sketch SVI 617.1 takes precedence over the Space Plan.

The required Tenant Contribution is detailed in the Clarifications to the Scope of Work.


                                    P 1 of 1

                                 SCOPE DOCUMENT

                                Attachment B.1.1

                       CLARIFICATIONS TO THE SCOPE OF WORK

                        Silicon Valley Internet Partners
                          Fashion Center San Francisco

                                  June 20, 1997

01000 General Conditions

         1. The Scope Document consists of these Clarifications to the Scope of Work. Sketch SVI 617.1 and the Space Plan. The Clarifications to the Scope of Work take precedence over the Space Plan and Sketch SVI 617.1. The Sketch SVI 617.1 is included as Attachment
              B.1.2 to the Scope Document.

         2. All references to the "Space Plan" in this Scope Document refer to the plan by Gensler and Associates, revised May 8, 1997, with pen and ink changes dated June 20, 1997. The Space Plan is included as Attachment B.1.3 to the Scope Document.

         3. Some of the items listed below are above standard items and require a Tenant Contribution for all or part of the cost. Specific Tenant Contributions are listed in the corresponding line items, below. Tenant shall pay the total Tenant Contribution to the Landlord prior to commencement of the Work. The total required Tenant Contribution is $71,990.60 for over standard items (which include Landlord's construction management ?? for ??ch items only).

         4. The existing main corridor within the Tenant Space will be removed. The exact structural and mechanical details for the corridor removal will be dictated by the Landlord.

         5. Toilets are approved within the Tenant Space, but their location is subject to structural review of the building. Toilet rooms will be built to a quality level equivalent to the current restrooms in the building in conformance with the base building standard. All costs associated with this construction including design, permitting, and site surveys will be at the Tenant's expense. The final design will be as directed by the Landlord.

         6. The kitchen is approved within the Tenant Space, but its location is subject to structural and mechanical review of the building. Landlord will study alternative locations.

         7. Open gates will not be provided at each end of the space for venting to the atrium. Solid walls and doors will be provided as shown on the Space Plan.

         8. All power distribution to offices and cubicles will be from power poles or from drops within full height walls. Landlord will not allow core drilling through the post tensioned concrete slab for electrical penetrations except as defined in Section 03000, Item 1.

         9. Landlord will specify the exiting width to the corner stairwell from within the Tenant Space based on building code requirements. Currently the proposed doorway is a standard 36" doorway which may not satisfy Life Safety Exiting Codes.

         10. The computer equipment rack will be placed in the server room and will be subject to


                                    P 1 of 6

              Landlord approval. All costs associated with supply and installation of the computer equipment rack are to be at the Tenant's expense.

         11. The Landlord reserves the right to have the Tenant remove all equipment and the computer equipment rack upon their departure from the space. The Landlord will not require removal of electrical wiring, cabling and conduit.

         12. The Landlord will provide a standard detail of how walls terminate along mullions. Space Plan is to correctly identify exact locations along window lines where walls terminate. The standard detail will be shown on the final construction drawings.

         13. All base building structural elements, piping, risers duct work, conduit etc. will remain in their existing locations within the Tenant Space. Reference attached Sketch SVI 617.1 for locations of piping risers to remain.

         14. Metal studs, doors and one side of finished drywall are included around the "NIC" toilets area. This work is over standard work and requires a Tenant Contribution of $4,684.90. All additional work in the "NIC" toilets area is to be at the Tenant's additional expense.

02000 Sitework

         1. Demolition includes removal of all conduit, wire and electrical fixtures that are not to be reused. All existing light fixtures are to be removed and discarded.

         2.   All existing floor coverings and rubber base will be removed.

         3. Existing corridor storefront metal, glass and doors which are not shown to remain will be saved for reuse as required by the Space Plan. Excess storefront material will be discarded.

         4.   Protection of all existing construction to remain is included.

03000 Concrete

         1. Five (5) cored floor penetrations for electrical and telephone connections are included. Final locations of cores will depend on the Landlord's further review of structural and post-tensioned steel drawings of the building. Upon this review cores may be drilled at locations approved by the Landlord.

04000 Masonry and Stone

         1.   No work in this section.

05000 Metals

         1.   No work in this section.

         2. Significant structural support will be required to support the ceiling hung folding partition at the Multi-Purpose Room. This structural support and the design of the support are included in the folding partition allowance. See Section 10000.2 for description of the folding partition allowance and required Tenant Contribution for the allowance.


                                    P 2 of 6

06000 Wood and Plastics

         1. All millwork is to be standard color plastic laminate with Melamine interiors as noted on the Space Plan revised 5/8/97.

         2.   The following quantities of millwork are included:

              a. 103 Linear feet of plastic laminate countertop with Melamine supports.

              b. 36 Linear feet of plastic laminate countertop on a plastic laminate base cabinet with Melamine interior. Base cabinet shall have a sliding drawer with hinged doors and one adjustable shelf below.

              c. 19 Linear feet of 2'-0" high upper cabinets on full height walls at the mail room.

              d. 41 Linear feet of upper cabinets with hinged doors and two adjustable shelves.

         3. Tenant will pay all costs for millwork in excess of the specified quantities shown in item 06000.2, above.

07000 Thermal and Moisture Protection

         1.   No work in this section.

08000 Doors and Windows

         1. All new doors in full height walls are to be 9'-0" high solid core, plane sliced oak, with clear lacquer finish (Doors at the exterior storefront shall all remain 6'-8" high).

         2. All new doors in 7'-0" and 8'-0" high walls will be 6'-8" high with specifications to match those in Item 1 above.

         3. Existing storefront metal and glazing will be reused to the maximum extent possible. All glazing areas shall use the existing glass module lengths and utilize stem walls as necessary for closures.

         4. A card reader, electric lockset and hinges are included for one pair of main entry doors only. All other card reader and security/access control systems equipment (including hardware, software, low voltage transformers, wiring, monitoring, etc.) is excluded. Supply and installation of the card reader, lockset and hinges is over standard work and requires a Tenant Contribution of $2,805.00.

09000 Finishes

         1. A curved, 5 foot wide soffit is provided as shown on the Space Plan. Supply and installation of the curved soffit is over standard work and requires a Tenant Contribution of $10,469.80.

         2. Curved full height and 7'-0" walls are included as shown on the Space Plan. Supply and installation of curved walls is above standard and requires a Tenant Contribution of $1,919.50.

         3. Painted drywall partitions are included as shown on the Space Plan. All walls within the space will be adequately braced and supported. The design for bracing of all 7'-0" and 8'-0" high walls is subject to the Landlord's approval. Power and data for all rooms


                                    P 3 of 6
              will be provided overhead, except as specifically listed elsewhere in the Clarifications to the Scope of Work.

         4. All carpet is to be direct glue down Designweave Dana Point, 30oz. cut pile or equal. Any upgrades to this carpet is to be at the Tenant's expense.

         5. The existing overhead slab and all new and existing attachments to the slab will be painted white. All columns will be painted white, not stripped and sealed as noted on the Space Plan.

         6. All new drywall partitions will receive one coat of a tinted latex primer and one finish coat of latex eggshell paint. Additional coats of paint can be provided at the Tenant's expense.

         7. Suspended ceilings are included at six Office/Team rooms only. Supply and installation of suspended ceilings at the Office/Team rooms is over standard work and requires a Tenant Contribution of $2,598.20. All additional suspended ceilings are at the Tenant's expense.

10000 Specialties

         1. The existing surface mounted fire extinguishers are assumed to be adequate to serve the new space. Existing fire extinguishers will be relocated and remounted as directed by the fire inspector. Additional surface mounted fire extinguishers to match the existing will be provided if required to meet code.

         2. All costs for the design, supply and installation of an operable partition, including its structural support, at the Multi-Purpose Room are included as an allowance. This allowance may or may not be sufficient to cover the final costs of installing the partition. All costs in excess of this allowance shall be at the Tenant's expense. The folding partition allowance is an over standard item and requires a Tenant Contribution of $29,700.00.

         3. Three areas of 20' wide x 8' high white board and two areas of 12' wide x 8' high white board are included. Supply and installation of white boards is over standard work and requires a Tenant Contribution of $13,269.30.

11000 Equipment

         1.   No work in this section.

12000 Furnishings

         1. Supply and installation of furniture systems (including power, data and telephone wiring, raceways, outlets and jacks), storage cabinets, the reception desk and other moveable furniture shown on the Space Plan are excluded. Furniture systems are assumed to be supplied and installed by the Tenant complete with power poles and electrical whips. Electrical connection of the systems furniture whips to junction boxes at the ceiling will be provided by Landlord.

         2. Tenant's choice of window coverings, Meco shades, is not approved. Building Standard vertical blinds will be used at all exterior windows.


                                    P 4 of 6

         3. Interior perimeter storefront window treatments will conform with Building Standards. This window treatment is currently envisioned to be a surface applied "sandblast look" window film with a wave pattern. Tenant may propose alternate window treatments, but final specification is by Landlord. Supply and installation of window treatments at the interior perimeter storefront requires a Tenant Contribution of $3,115.75.

         4. Glass within the Tenant Space that is not along the exterior or interior perimeter of the space can receive window coverings at the Tenant's discretion and expense.

13000 Special Construction

         1.   No work in this section.

14000 Conveying Systems

         1.   No work in this section.

15000 Mechanical Systems

         1. The existing fire sprinkler system will be modified as required to cover the new wall layout. It is assumed that the existing fire sprinkler risers are adequate to supply the new fire sprinkler head layout. No modifications to the existing system, other than noted above, are included.

         2. Existing regular response fire sprinkler heads are believed to be acceptable for a building of the Fashion Center San Francisco's height. If specific life-safety requirements within the Tenant Space require replacement of the existing sprinklers with rapid response heads, the Tenant will make a required contribution to Landlord of $2,000.00 at the time that this requirement is defined.

         3. A new kitchen sink is approved for the space. The location of the kitchen sink will be determined by the Landlord based on further review of structural and post-tensioned steel drawings.

         4.   Vent piping for the new sink will be run exposed in the Tenant
              Space.

         5. No isolated 24 hour cooling is included. Building standard air conditioning is included only.

16000 Electrical

         1.   The following electrical work is included:

              o    Safe for demolition
              o    X-raying and coring at 5 locations
              o    20 workstation connections through power poles by others
              o    10 Lightolier tracks with 40 PAR 30 heads
              o    Lighting relays as required by California Title 24
              o    20 local override switches
              o    8 double 3-way switches
              o    20 double switches
              o    1300 feet of Wellmade 164 series indirect light fixtures


                                    P 5 of 6

              o    5 poke through power/data outlets
              o    30 feet of G 4000 wiremold with 5 quad outlets
              o    5 circuits to wiremold
              o    5 lunch room circuits
              o    50 duplex outlets
              o    4 dedicated circuits in Server Room
              o    2 dedicated telephone equipment circuits
              o    21 VAV box connections
              o    2 new 208 volt panels
              o    1 208 volt sub meter
              o    isolate existing panels for separate tenant metering
              o    electrical permit
              o    all electrical distribution is 120/208 V.
              o    1 dedicated circuit for security system CPU

         2.   The quantity of general use power supplied to the workstations is
              26.8 amps per every four workstations. This quantity of power is over standard and requires a Tenant Contribution of $1,558.15.

         3. The 10 Lightolier tracks and 40 PAR 30 heads shown in item 16000.1, above are over standard and require a Tenant Contribution of $1,870.00.

         4.   The following telephone/data/security work is included:

              o conduit runs from the Server Room to seven card reader locations
              o One card reader is included (See Section 08000.5 for Tenant Contribution regarding this item). The security system is specifically excluded.

         5.   The following life safety work is included:

              o    18 surface mounted exit lights
              o    10 Emergilights
              o    39 Smoke detectors
              o    20 horn strobes
              o    6 speakers
              o    10 pull stations
              o    10 emergency ballasts on lighting circuit

         6. Supply and installation of 24" wide x 6" high galvanized cable tray includes four hundred linear feet of cable tray, three 90 degree turns and five "T"s.

         7. No telephone data or security system cabling or equipment is included, unless specifically noted above.


                               End of Exhibit B-1

                                    P 6 of 6

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                                 [CHART OMITTED]

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                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. COMMON AREAS. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public and Landlord shall in all cases have the right to control and prevent access thereto of all persons (including, without limitation, messengers or delivery personnel not wearing uniforms) whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Neither Tenant nor any agent, employee, contractor, invitee or licensee of Tenant shall go upon the roof of the Building. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets and common areas of the Building.

         2. SIGNS. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.

         3. PROHIBITED USES. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except that private use by Tenant of microwave ovens and/or Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable federal, state and municipal laws, codes, ordinances, rules and regulations. Tenant shall not place any load on the floors of the Building exceeding fifty (50) pounds per square foot, live or dead load. Tenant shall not use electricity for lighting, machines or equipment in excess of four (4) watts per square foot.

         4. JANITORIAL SERVICE. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises.

Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property in the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.

         5. KEYS. Landlord will furnish Tenant without charge with two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises. Tenant, upon the termination of this Lease, shall deliver to Landlord all keys to doors in the Building.

         6. MOVING PROCEDURES. Landlord shall designate appropriate entrances for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances for such purposes. All moves shall be scheduled and carried out during nonbusiness hours of the Building. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

         7. NO NUISANCES. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals be brought or kept in the Premises or the Building.

         8. CHANGE OF ADDRESS. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Premises.


                                       C-2